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                                                                EXHIBIT 23.2




                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 3, 1995, except for SAR Redemption and Stock Split notes, as to which the dates are October 24, 1995 and July 31, 1996, respectively, in the Registration Statement (Form S-3) and related Prospectus of Robbins & Myers, Inc. for the registration of $50,000,000 Convertible Subordinated Notes.


                                        /s/ Ernst & Young LLP



Dayton, Ohio
August 22, 1996